EXHIBIT 10-P

FORM OF RESTRICTED STOCK AWARD AGREEMENT
COLGATE-PALMOLIVE COMPANY

EXECUTIVE INCENTIVE COMPENSATION PLAN

<<Date>>

<<Title>> <<First Name>> <<Last Name>>
Colgate-Palmolive Company
<<Location>>

This will confirm the following award of restricted stock made to you on [DATE] by the Personnel and Organization Committee of the Board of Directors of Colgate-Palmolive Company (the “Company”) pursuant to the Executive Incentive Compensation Plan of the Company (the “Plan”). If you have not received copies of the Plan and the Plan Prospectus, they are available from the Company at 300 Park Avenue, New York, NY  10022, Attention:  Mr. Andrew D. Hendry, Senior Vice President, General Counsel and Secretary.

You have been granted an award of <<________>> shares of restricted stock.

This award is subject to the terms, conditions, limitations and restrictions contained in or established pursuant to the Plan and all requirements of applicable law.  Your acceptance of the award shall constitute your acknowledgment of, and agreement to, all such terms, conditions, limitations and restrictions.

Receiving shares of common stock is contingent upon your continued employment with the Company for [_______] years (i.e., until at least [DATE]) (the “Vesting Period”) [notwithstanding the normal Plan guidelines regarding the effect of retirement on awards]1.  During the Vesting Period, dividend equivalents will be credited to the shares of restricted stock.  As soon as practicable after the end of the Vesting Period, the award plus dividend equivalents will be paid to you in the form of Colgate common stock, less any required tax withholding that becomes due during or at the end of the Vesting Period.

Nothing herein contained shall obligate the Company or any subsidiary of the Company to continue your employment for any particular period or on any particular basis of compensation, including without limitation, to make future grants of restricted shares or other equity awards.

This award may not be assigned or transferred in whole or in part except as provided in the Plan.  You shall not have any of the rights of a shareholder with respect to any of the restricted shares which are the subject of the award until shares of common stock are actually issued to you.

The number of restricted shares included in your award is subject to adjustment as provided in the Plan.  You assume all risks incident to any change hereafter in applicable laws or regulations or incident to any change in the market value of the Colgate common stock after the date of grant of the award and after vesting.

1 Bracketed language to be included in the case of certain retention grants.

Data Privacy.  You understand that the Company and the Company subsidiary for which you work may hold certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social insurance number or other identification number, any shares of stock or directorships held in the Company, details of all restricted stock awards or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in your favor, for the exclusive purpose of implementing, administering and managing the Plan (“Data”).  You hereby consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this Agreement and any other restricted stock grant materials by and among, as applicable, the Company, its subsidiaries and Affiliates and any third parties engaged by the Company to administer the Plan, for the exclusive purpose of implementing, administering and managing your participation in the Plan.  You understand that you may request a list with the names and addresses of any potential recipients of the Data by contacting your local human resources representative.  You understand that you may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing your local human resources representative.  You understand, however, that refusing or withdrawing your consent may affect your ability to participate in the Plan.  For more information on the consequences of your refusal to consent or withdrawal of consent, you understand that you may contact your local human resources representative.

This Agreement and related restricted stock award are governed by, and subject to, the laws of the State of Delaware, without reference to principles of conflict of laws, as provided in the Plan.

Very truly yours,

COLGATE-PALMOLIVE COMPANY

By

Sign below to indicate your acceptance of the foregoing and retain this Agreement for your records.